As filed with the Securities and Exchange Commission on June 30, 2005

Registration No. 333 - 61074

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post Effective Amendment No. 1

to

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HUNTINGTON BANCSHARES INCORPORATED

(Exact name of Registrant as specified in its charter)

Maryland	31-0724920
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Huntington Center

41 South High Street

Columbus, Ohio 43287

(Address of Registrant’s principal executive offices)

HUNTINGTON BANCSHARES INCORPORATED

2001 STOCK AND LONG-TERM INCENTIVE PLAN

(Full title of the Plan)

Richard A. Cheap, Esq.

General Counsel and Secretary

Huntington Bancshares Incorporated

Huntington Center

41 South High Street

Columbus, Ohio 43287

614/480-8300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Correspondence to:

Mary Beth M. Clary, Esq.

Erin F. Siegfried, Esq.

Porter, Wright, Morris & Arthur LLP

41 South High Street

Columbus, Ohio 43215

EXPLANATORY STATEMENT

A total of 12,400,000 shares of our common stock were registered in connection with the Huntington Bancshares Incorporated 2001 Stock and Long-Term Incentive Plan (the “2001 Plan”) by Form S-8 Registration Statement, Registration No. 333-61074 (the “2001 Form S-8”).

On April 27, 2004, our shareholders approved the Huntington Bancshares Incorporated 2004 Stock and Long-Term Incentive Plan (the “2004 Plan”), which replaces the 2001 Plan. Of the 12,400,000 shares registered in connection with the 2001 Plan, 3,569,559 have not been issued and are not subject to issuance upon exercise of outstanding awards granted under the 2001 Plan.

Pursuant to Instruction E to Form S-8 and the telephonic interpretation of the Securities and Exchange Commission set forth at pages 123-124 of the Division of Corporation Finance’s Manual of Publicly Available Telephone Interpretations, dated July 1997 (see G. Securities Act Forms, number 89), 3,569,559 shares of our common stock registered on the 2001 Form S-8 are carried forward to, and deemed covered by, the registration statement on Form S-8 filed on or about the date hereof in connection with the 2004 Plan.

1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Exhibit Description
4(a)	Huntington Bancshares Incorporated 2001 Stock and Long-Term Incentive Plan, - previously filed as Exhibit 10(r) to Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, and incorporated herein by reference.

4(b)	Articles V, VIII and X of Articles of Restatement of Charter, as amended and supplemented - previously filed as Exhibit 3(i) to Annual Report on Form 10-K for the year ended December 31, 1993 and Exhibit 3(i)(c) to Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998, and incorporated herein by reference. Instruments defining the rights of holders of long-term debt will be furnished to the Securities and Exchange Commission upon request.

4(c)	Rights Plan, dated February 22, 1990, between Huntington Bancshares Incorporated and The Huntington National Bank (successor to The Huntington Trust Company, National Association) - previously filed as Exhibit 1 to Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on February 22, 1990, and incorporated herein by reference.

4(d)	Amendment No. 1 to the Rights Agreement, dated August 16, 1995 - previously filed as Exhibit 4(b) to Form 8-K, dated August 16, 1995, and incorporated herein by reference.

5	Opinion of Porter, Wright, Morris & Arthur LLP regarding legality - previously filed as Exhibit 5 to Form S-8 Registration Statement, dated May 16, 2001 (Registration No. 333-61074), and incorporated herein by reference.

23(a)	Consent of Porter, Wright, Morris & Arthur LLP (included in Exhibit 5 to Form S-8 Registration Statement, dated May 16, 2001 (Registration No. 333-61074), and incorporated herein by reference.

23(b)*	Consent of Deloitte & Touche LLP.

23(c)*	Consent of Ernst & Young LLP.

24*	Power of Attorney.

*	Filed herewith.

II-1

Signatures

Pursuant to the requirements of the Securities Act of 1933, Huntington Bancshares Incorporated certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement, as amended, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on June 30, 2005.

HUNTINGTON BANCSHARES INCORPORATED

By	/s/ Richard A. Cheap
Richard A. Cheap, Secretary and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title		Date
/s/ Thomas E. Hoaglin* Thomas E. Hoaglin	Chairman, Chief Executive Officer, President, and Director (Principal Executive Officer)	) ) )
)
/s/ Donald R. Kimble* Donald R. Kimble	Chief Financial Officer, Executive Vice President, and Controller (Principal Financial Officer and Principal Accounting Officer)	) ) ) )
)
Raymond J. Biggs	Director	) ) )
)
/s/ Don M. Casto, III* Don M. Casto, III	Director	) ) )	June 30, 2005
)
Michael J. Endres	Director	) ) )
)
/s/ John B. Gerlach, Jr.* John B. Gerlach, Jr.	Director	) ) )
)
Karen A. Holbrook	Director	) ) )
)
/s/ David P. Lauer* David P. Lauer	Director	) ) )
)
/s/ Wm. J. Lhota* Wm. J. Lhota	Director	) ) )
)
David L. Porteous	Director	) ) )
)
/s/ Kathleen H. Ransier* Kathleen H. Ransier	Director	) ) )
)
/s/ Robert H. Schottenstein* Robert H. Schottenstein	Director	) ) )

* By:	/s/ Richard A. Cheap
Richard A. Cheap, attorney-in-fact for each of the persons indicated

II-2

Registration No. 333-61074

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post Effective Amendment No. 1

to

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Huntington Bancshares Incorporated

EXHIBITS

EXHIBIT INDEX

Exhibit Number	Exhibit Description
4(a)	Huntington Bancshares Incorporated 2001 Stock and Long-Term Incentive Plan - previously filed as Exhibit 10(r) to Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, and incorporated herein by reference.

4(b)	Articles V, VIII and X of Articles of Restatement of Charter, as amended and supplemented - previously filed as Exhibit 3(i) to Annual Report on Form 10-K for the year ended December 31, 1993 and Exhibit 3(i)(c) to Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998, and incorporated herein by reference. Instruments defining the rights of holders of long-term debt will be furnished to the Securities and Exchange Commission upon request.

4(c)	Rights Plan, dated February 22, 1990, between Huntington Bancshares Incorporated and The Huntington National Bank (successor to The Huntington Trust Company, National Association) - previously filed as Exhibit 1 to Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on February 22, 1990, and incorporated herein by reference.

4(d)	Amendment No. 1 to the Rights Agreement, dated August 16, 1995 - previously filed as Exhibit 4(b) to Form 8-K, dated August 16, 1995, and incorporated herein by reference.

5	Opinion of Porter, Wright, Morris & Arthur LLP regarding legality - previously filed as Exhibit 5 to Form S-8 Registration Statement, dated May 16, 2001 (Registration No. 333-61074), and incorporated herein by reference.

23 (a)	Consent of Porter, Wright, Morris & Arthur LLP (included in Exhibit 5 to Form S-8 Registration Statement, dated May 16, 2001 (Registration No. 333-61074), and incorporated herein by reference.

23(b)*	Consent of Deloitte & Touche LLP.

23(c)*	Consent of Ernst & Young LLP.

24*	Power of Attorney.

*	Filed herewith.